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                                   EXHIBIT 21
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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                 Jurisdiction of
Parent                       Subsidiary        Percentage Owned   Incorporation
------                       ----------        ----------------  ---------------
CBES Bancorp, Inc.           Community Bank          100%            Federal
                             of Excelsior
                             Springs,
                             a Savings Bank

Community Bank of            CBES Service            100%            Missouri
 Excelsior Springs,          Corporation
  a Savings Bank
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